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                                                                      Exhibit 21

                      SUBSIDIARIES OF THE ALLEN GROUP INC.


  The following is a list of the subsidiaries of The Allen Group Inc.
and, indented, Subsidiaries of such Subsidiaries, including in each case the state or other jurisdiction in which each Subsidiary was incorporated or organized, and indicating in each case the percentage of Voting Securities owned by the immediate parent. All such Subsidiaries are consolidated Subsidiaries except GO/DAN Industries, Alven Capital Corporation and Sponmech Limited.



                                             State/Country
Name of Corporation                          of Incorporation             Date              %
- -------------------                          ----------------             -----             -

The Allen Group Canada Limited                Ontario, Canada              04-19-72         100

The Allen Group International, Inc.           Delaware                     07-19-73         100

    The Allen Group GmbH (2)                  West Germany                 09-29-70         100

The Allen Group Limited (1)                   U.K.                         05-08-72         100

Allen Heat Transfer Products Inc.             Delaware                     05-22-90         100

    GO/DAN Industries (4)                     New York                     05-24-90          50

Allen Telecom Canada, Inc. (5)                Ontario                      04-14-93          80

Allen Telecom Group, Inc.                     Delaware                     10-26-88         100

    Alven Capital Corporation (3)             Delaware                     11-10-93         15.9

    Antenna Specialists Co., Inc.             Delaware                     10-07-88         100

        Antespec, S.A. de C.V.                Mexico                       11-14-88         100

    The Antenna Specialists S.A.              Spain                        06-05-90         100

    Decibel Mobilcom GmbH                     Germany                      07-28-90         100

    Decibel Mobilcom Limited                  England                      01-31-91         100

    Grayson Electronics Company (6)           Virginia                     09-03-86          80

    Orion Far East Management Inc. (1)        Delaware                     07-16-81         100

    Orion Industries, Inc., Limited (1)       Hong Kong                    06-01-71         100

        Orion Imports & Exports Limited (1)   Hong Kong                    09-07-73         100





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
    Orion Industries, Inc. Japan (1)    Japan            09-73      100

    Orion Industries Taiwan Limited     Taiwan           10-73      100
    (1)
MARTA Technologies, Inc.                Delaware         10-14-92   100

Sponmech Limited                        U.K.             12-22-76   33.3

276017 Ontario Limited (1)              Ontario, Canada  09-11-73   100




(1) These Subsidiaries are not significant in the aggregate and are no longer active.

(2) 95% of the outstanding capital stock of this subsidiary is owned by The Allen Group International, Inc. and the remaining 5% is owned by The Allen Group Inc.

(3) On a fully diluted basis, 57.26% of the outstanding capital stock is owned by ATG, 19.35% is owned by Rose Investors and 23.39% is owned by Philadelphia Ventures.

(4) A 50% owned general partnership joint venture accounted for under the equity method of accounting.

(5) 80% of the outstanding capital stock of this Subsidiary is owned by The Allen Group Inc. and the remaining 20% is owned by senior management of Allen Telecom Canada, Inc.

(6) 80% of the outstanding capital stock of this subsidiary is owned by The Allen Group Inc. and the remaining 20% is owned by senior management of Grayson Electronics Company.


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